Exhibit 99.1

PETER R. BROWN CONSTRUCTION, INC.

FINANCIAL STATEMENTS

December 31, 2008 and 2007

PETER R. BROWN CONSTRUCTION, INC.

i

Carr Riggs & Ingram, LLC 2111 Drew Street Clearwater, Florida 33765 Mailing Address: P.O. Box 4989 Clearwater, Florida 33758-4989 (727) 446-0504 (727) 461-7384 (fax) www.cricpa.com

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Peter R. Brown Construction, Inc.

Clearwater, Florida

We have audited the accompanying balance sheets of Peter R. Brown Construction, Inc. as of December 31, 2008 and 2007, and the related statements of income and comprehensive income, cash flows and changes in stockholders’ equity, for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peter R. Brown Construction, Inc. as of December 31, 2008 and 2007, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

March 2, 2009

PETER R. BROWN CONSTRUCTION, INC.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the years ended December 31, 2008 and 2007

	2008	2007
Construction contract revenues	$184,317,732	$160,337,922
Construction contract costs	169,024,365	147,593,701

Gross profit	15,293,367	12,744,221
General and administrative expenses	5,698,347	3,360,699
Depreciation expense	156,249	137,181
Interest expense	6,580	70,902

Income from operations	9,432,191	9,175,439
Other income (expense):
Interest income	512,257	776,467
Gain / (loss) on disposal of property and equipment	(23,854)	20,200
Gain on sale of marketable securities	85,500	—
Miscellaneous	16,759	6,865

Total other income	590,662	803,532

Net income	10,022,853	9,978,971
Other comprehensive income (loss):
Unrealized loss on marketable securities	(750)	(5,250)

Comprehensive income	$10,022,103	$9,973,721

See Notes to Financial Statements.

PETER R. BROWN CONSTRUCTION, INC.

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:
Net income	$10,022,853	$9,978,971
Add (deduct) items not affecting cash:
Depreciation	156,249	137,181
(Gain) loss on disposal of property and equipment	23,854	(20,200)
Gain on sale of marketable securities	(85,500)	—
Changes in assets and liabilities:
Accounts receivable, contracts	(701,444)	(4,923,174)
Costs and estimated earnings in excess of billings on uncompleted contracts	141,007	(272,456)
Other current assets	52,441	(59,569)
Accounts payable	(2,146,486)	11,800,530
Accrued payroll	296,752	306,680
Other accrued expenses	(807,654)	948,512
Accrued dividends	585,615	26,534
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,124,647)	626,815

Net cash provided by operating activities	4,413,040	18,549,824
Cash flows from investing activities:
Proceeds from sale of marketable securities	106,500	—
Proceeds from sale of property and equipment	45,000	20,200
Purchase of property and equipment	(366,639)	(283,949)

Net cash used in investing activities	(215,139)	(263,749)
Cash flows from financing activities:
Net proceeds from long-term debt	219,596	—
Principal payments on long-term debt	(73,657)	(43,916)
Distributions paid to shareholders	(22,554,796)	(3,811,466)
Purchase of treasury stock	(98,766)	—

Net cash used in financing activities	(22,507,623)	(3,855,382)

Net (decrease) increase in cash	(18,309,722)	14,430,693
Cash and cash equivalents, beginning of year	28,756,004	14,325,311

Cash and cash equivalents, end of year	$10,446,282	$28,756,004

Supplementary disclosure of cash flow information:
Cash paid during the year for interest	$71,080	$78,702

Dividend declared	$905,590	$319,975

Stockholder loan converted to capital	$—	$1,900,000

See Notes to Financial Statements.

PETER R. BROWN CONSTRUCTION, INC.

BALANCE SHEETS

December 31, 2008 and 2007

ASSETS

	2008	2007
Current assets:
Cash and cash equivalents	$10,446,282	$28,756,004
Accounts receivable, contracts, (including retainage of $8,204,180 and $9,386,994 in 2008 and 2007, respectively)	23,276,362	22,574,918
Costs and estimated earnings in excess of billings on uncompleted contracts	806,971	947,978
Marketable securities	—	107,250
Other current assets	24,373	76,814

Total current assets	34,553,988	52,462,964
Property and equipment:
Property and equipment, at cost	1,481,560	1,257,377
Less accumulated depreciation	628,834	546,187

Net property and equipment	852,726	711,190

Total assets	$35,406,714	$53,174,154

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2008	2007
Current liabilities:
Accounts payable (including retainage of $10,384,280 and $10,208,232 in 2008 and 2007, respectively)	$28,955,415	$31,101,901
Accrued payroll	1,191,079	894,327
Other accrued expenses	314,837	1,122,491
Dividends payable	905,590	319,975
Billings in excess of costs and estimated earnings on uncompleted contracts	3,827,194	6,951,841
Current portion of long-term debt	63,364	43,271

Total current liabilities	35,257,479	40,433,806
Long-term liabilities:
Long-term debt, net of current portion	144,949	19,103

Total long-term liabilities	144,949	19,103

Total liabilities	35,402,428	40,452,909
Total stockholders’ equity	4,286	12,721,245

Total liabilities and stockholders’ equity	$35,406,714	$53,174,154

See Notes to Financial Statements.

PETER R. BROWN CONSTRUCTION, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended December 31, 2008 and 2007

	Common Stock*		Additional Paid-in Capital	Unrealized Gain (loss) on Marketable Securities	Retained Earnings (Accumulated Deficit)	Treasury Stock		Total
	Shares	Amount				Shares	Amount
Balance, January 1, 2007	2,914	$487	$201,460	$91,500	$5,856,090	2,838	$(1,490,547)	$4,658,990
Distributions	—	—	—	—	(3,811,466)	—	—	(3,811,466)
Change in unrealized loss on marketable securities	—	—	—	(5,250)	—	—	—	(5,250)
Stockholder loan converted to capital	—	—	1,900,000	—	—	—	—	1,900,000
Net income	—		—	—	9,978,971	—	—	9,978,971

Balance, December 31, 2007	2,914	487	2,101,460	86,250	12,023,595	2,838	(1,490,547)	12,721,245
Distributions	—	—		—	(22,554,796)	—	—	(22,554,796)
Change in unrealized loss on marketable securities	—	—	—	(750)	—	—	—	(750)
Reclassification adjustment	—	—	—	(85,500)	—	—	—	(85,500)
Purchase of treasury stock	—	—	—	—	—	18	(98,766)	(98,766)
Retirement of treasury stock	—	—	—	—	(1,589,313)	(2,856)	1,589,313	—
Net income	—	—	—	—	10,022,853	—	—	10,022,853

Balance, December 31, 2008	2,914	$487	$2,101,460	$—	$(2,097,661)	—	$—	$4,286

*	Common stock outstanding is $.167 par value per share, 6,000 shares authorized.

See Notes to Financial Statements.

PETER R. BROWN CONSTRUCTION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

1.	Summary of Significant Accounting Policies

Nature of Operations – Peter R. Brown Construction, Inc. (“Company”) is engaged in the business of general construction contracting throughout the State of Florida and Georgia. As a general or prime contractor, the Company contracts with an owner of a construction project and assumes responsibility for completion of the project. Usually such contracts are for fixed prices.

When serving as a construction manager for the owner of a construction project, the Company acts in a supervisory capacity during the design phase. At the commencement of construction, the Company gives the owners a guaranteed maximum price and becomes responsible for the construction of the project. Typically, any savings during construction accrues to the owner and the construction management fee becomes fixed in amount. The Company’s contract cycles range from a few months to two years. The Company’s primary source of revenue is from construction contracts.

After the close of business on December 31, 2008, 100% of the common stock of Peter R. Brown Construction, Inc. was acquired by The PBSJ Corporation (“PBSJ”), an engineering, architecture, and sciences company. Subsequent to the acquisition the Company will be reported as a wholly owned subsidiary of PBSJ.

Revenue and Recognition – The Company reports income from contracts on the percentage of completion method, utilizing the incurred costs to total estimated cost to determine the percentage complete.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period.

The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Accounts Receivable – Accounts receivable include amounts billed on construction contracts after allowance for doubtful accounts. In accordance with construction industry practices, accounts receivable include certain amounts withheld and retained by customers until completion of the acceptance controls.

Marketable Securities – Marketable securities consist of equity securities and are reported at their estimated fair value. The securities are classified as available for-sale and the unrealized gain is included as a separate component of stockholders’ equity.

PETER R. BROWN CONSTRUCTION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

1.	Summary of Significant Accounting Policies (Continued)

Property and Equipment and Depreciation – Effective January 1, 2002, the Company changed their method of depreciation to straight line for all new assets. Prior to 2002, depreciation of property and equipment was computed on accelerated methods for both financial reporting and income tax reporting purposes. Depreciation is computed over the estimated useful lives of the assets, which range as follows:

Years
Buildings	39
Machinery and equipment	5 – 7
Vehicles	5
Office furniture, fixtures and equipment	5 – 7

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Treasury Stock – Shares of common stock repurchased by the Company are recorded at cost as treasury stock and results in a reduction of stockholders’ equity in the Company’s balance sheet. The treasury stock was retired during 2008 and is reflected as a reduction to stockholders’ equity.

Cash and Cash Equivalents – The Company considers all highly liquid investments, including money market funds, to be cash equivalents.

Advertising Costs – Advertising costs are expensed as incurred.

Reclassifications – Certain items have been reclassified in the prior year to reflect a comparative presentation to the current year.

PETER R. BROWN CONSTRUCTION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

2.	Construction in Progress

Contracts in progress at December 31, 2008 and 2007, are summarized as follows:

	2008	2007
Costs and estimated earnings in excess of billings on uncompleted contracts:
Costs incurred	$27,134,485	$21,978,458
Estimated earnings	1,457,217	1,296,234
Estimate costs	226,590	109,144

Progress billings	28,818,292 28,011,321	23,383,836 22,435,858

Net amount	$806,971	$947,978

Billings in excess of costs and estimated earnings on uncompleted contracts:
Costs incurred	$176,110,964	$190,745,944
Estimated earnings	14,051,463	14,573,503

Progress billings	190,162,427 193,989,621	205,319,447 212,271,288

Net amount	$3,827,194	$6,951,841

3.	Marketable Equity Securities

The cost and estimated fair value of marketable securities available-for-sale are as follows:

	December 31, 2008	December 31, 2007
Cost	$—	$21,000
Unrealized gain	—	86,250

Fair value	$—	$107,250

All marketable securities were sold prior to December 31, 2008 and a realized gain of $85,500 was recorded.

PETER R. BROWN CONSTRUCTION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

4.	Property and Equipment

Property and equipment as of December 31, 2008 and 2007 is summarized as follows:

	2008	2007
Building	$329,225	$323,200
Machinery and equipment	77,167	77,167
Vehicles	432,507	286,933
Office furniture, fixtures and equipment	642,661	570,077

	1,481,560	1,257,377
Less accumulated depreciation	628,834	546,187

Net property and equipment	$852,726	$711,190

5.	Life Insurance Policies

The Company held life insurance policies totaling $3,250,000 on the Company’s key persons with Peter R. Brown Construction, Inc. named as beneficiary. The policies were as follows:

	2008	2007
President	$1,000,000	$1,000,000
Executive Vice President	1,250,000	1,250,000
Executive Vice President	1,000,000	1,000,000

	$3,250,000	$3,250,000

The premiums paid for the policies were $6,965 and $10,446 in 2008 and 2007, respectively.

6.	Line of Credit

The Company had an unsecured $1,500,000 line of credit. Interest is charged at the bank’s prime rate (3.25% at December 31, 2008) plus .5%. There was no outstanding balance on this line of credit at December 31, 2008 and 2007. The line of credit was cancelled as of December 31, 2008 in conjunction with the acquisition of the Company by PBSJ.

PETER R. BROWN CONSTRUCTION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

7.	Contingencies

During 2006, the Company implemented a self-funded insurance program for workmen’s compensation claims up to a maximum annual amount of $204,544. For claims in excess of this amount, the Company has additional stop-loss insurance coverage. Management is not aware of any incurred but not reported or unasserted claims at December 31, 2008. On January 1, 2007 the Company switched to a premium based policy with no self-funded feature. The Company paid $4,575 and $25,560 in workmen’s compensation claims during 2008 and 2007, respectively.

The Company is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Company.

8.	Income Taxes

The Company’s stockholders have elected to have the Company’s income taxed under Section 1362 of the Internal Revenue Code, which provides that in lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Company’s taxable income. Accordingly, there is no provision for income taxes in the accompanying financial statements.

9.	Long-Term Debt

Long-term debt at December 31, 2008 and 2007 is summarized as follows:

	2008	2007
Various notes payable with an interest rate ranging from 2.90 % of 6.75%. Required monthly principal and interest installments ranging from $1,723 - $2,170. The notes mature at various dates through February 2012 and are secured by vehicles.	208,313	$62,374

	208,313	62,374
Less current portion of long-term debt	63,364	43,271

Long-term debt, net of current portion	$144,949	$19,103

PETER R. BROWN CONSTRUCTION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

9.	Lonq-Term Debt (continued)

Maturities of long-term obligations at December 31, 2008 are as follows:

2010	$66,399
2011	69,835
2012	8,715

Total	$144,949

10.	Common Stock

Under the terms of the stockholder’s agreement dated December 31, 1999, rights exist as to the acquisition by the Company of one of the other stockholder’s stock upon the occurrence of certain events.

On June 1, 2002, the Company issued a six-for-one common stock split to shareholders of record. The authorized common stock was increased from 1,000 shares with a par value of $1 to 6,000 shares with a par value of $.167 and the issued shares were split on a six-for-one basis.

In April 2001, the Board of Directors approved the Company’s stock ownership program and at the board’s discretion was authorized to offer up to 96 shares of the Company’s common stock for sale and issuance to the executives and key employees according to the terms of the plan. During 2003, two shares were offered to and exercised by a key employee. No shares were offered to or exercised during 2004. During 2006 and 2005, two shares were offered to and exercised by a key employee in each year. No shares were offered to or exercised during 2007. The remaining shares available to be issued at December 31, 2008 are 90. On December 30, 2008 at the consent of the board these shares were purchased back and placed into treasury stock. The treasury stock was subsequently retired.

11.	Credit Policy and Concentration of Credit Risk

The Company is a commercial construction contractor that bills its customers as construction progresses. Generally 10% of total billings are held back as retainage by the Company’s customers until the project is substantially complete. Accounts and retainage receivable are primarily due from customers located in Florida and Georgia and are stated at net realizable value. As of December 31, 2008 and 2007, no reserve for uncollectible accounts was considered necessary.

The Company maintains cash balances at financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000. Deposits with these financial institutions may exceed the amount of insurance provided on such deposits. Cash in these institutions is invested overnight in low-risk government and commercial paper and may be redeemed upon demand. Management believes the funds are held at financial institutions that are financially stable and the risk of loss is remote.

PETER R. BROWN CONSTRUCTION, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2008 and 2007

12.	Retirement Plan

The Company has adopted a retirement plan under Internal Revenue Code 401(k) covering substantially all employees. The Board of Directors will annually determine the amount, if any, of matching contributions to this plan. During 2008 and 2007, the total contribution was $117,520 and $89,377, respectively.

13.	Lease Commitments

Rental expense for office space and equipment was approximately $443,565 and $447,000 during 2008 and 2007, respectively. The future lease commitments are as follows:

2009	$441,722
2010	364,571
2011	323,388
2012	327,035
2013	336,530

$1,793,246

14.	Related-Party Transactions

During 2007, Peter R. Brown Construction, Inc. entered into lease agreements with VMS Properties, LLP and SMV Properties, LLP, entities with common ownership, for administrative offices in Tampa and Tallahassee, Florida, respectively. Both leases are multi-year agreements expiring December 31, 2012. During 2008, monthly lease payments to VMS Properties, LLP and SMV Properties, LLP were $11,124 and $11,966, respectively. Monthly payments for future years of the leases increase based on lease provisions. Future minimum payments for these leases have been taken into consideration in the lease commitments schedule in Footnote 13.

During 2005, the stockholders loaned the Company $1,500,000 at the LIBOR rate, which was 4.82% at December 31, 2005. During 2006, the stockholders loaned the Company an additional $400,000 at the LIBOR rate, which was 5.31% at December 31, 2006. The principal balance of the loan was converted to capital in October 2007. The $64,500 accrued interest balance was due as of December 31, 2008 calculated at the LIBOR rate of 5.49% at October 1, 2007. There was no amount due for accrued interest as of December 31, 2008.

During 2007, Peter R. Brown Construction, Inc. provided contractor services to VMS Properties, LLP for leasehold improvements. As of December 31, 2007 the Company had approximately $54,000 due from VMS Properties, LLP related to these services, which had been included in other current assets. There is no balance due from VMS as of December 31, 2008.